UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                      1-13589          36-4173047

(State or other jurisdiction of    (Commission File (I.R.S. Employer

incorporation or organization)  Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Subsequent to the closing on July 1, 2005 of the merger with affiliates of The Lightstone Group, LLC, the employment of Mr. Roy P. Rendino, the Senior Vice President—Finance and Chief Accounting Officer of Prime Group Realty Trust was terminated on July 12, 2005.

As of July 12, 2005, Mr. Paul G. Del Vecchio, Senior Vice President—Capital Markets, will perform the functions of the Company’s principal accounting officer. Mr. Del Vecchio is forty years old and has served as the Company’s Senior Vice President—Capital Markets since April 2003. From February 2000 to April 2003, Mr. Del Vecchio served as Vice President—Capital Markets of the Company and from November 1998 to February 2000, Mr. Del Vecchio served as Assistant Vice President—Capital Markets. Prior to joining the Company, Mr. Del Vecchio was an Assistant Vice President for Prime Capital Funding LLC from October 1997 to August 1998. Mr. Del Vecchio is a licensed real estate broker and a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: July 15, 2005	By:	/s/ Jeffrey A. Patterson

Jeffrey A. Patterson

President and Chief Executive Officer